EXHIBIT 10.16

AMENDMENT TO TECHNOLOGY OUTSOURCING AGREEMENT

            THIS AMENDMENT to the Technology Outsourcing Agreement dated January 26, 2007, as amended (the "Agreement"), is dated as of this 30th day of October, 2013 (the “Amendment Effective Date”) by and between OFG BANCORP (f/k/a Oriental Financial Group Inc.), a  Puerto Rico corporation, and Metavante Corporation, a Wisconsin corporation.  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

      Effective October 1, 2009, Metavante Corporation became a wholly owned subsidiary of Fidelity National Information Services, Inc.  Any reference to “FIS” in any documentation or materials related to the Agreement or this Amendment shall mean a reference to Metavante Corporation.

            In consideration of the mutual promises and covenants contained herein, the parties agree to amend the Agreement as follows:

              1.              Amendment to the Agreement.   Subject to the terms and conditions of this Amendment, and pursuant to the terms and conditions of the Agreement, Metavante and Customer do hereby agree as follows:

                   a.   The Initial Term of the Agreement is hereby extended through May 31, 2019.

                   b.   The fees set forth on the pricing attachment, attached hereto, shall replace the fees for the same or                         similar Services originally set forth in the Services and Charges Schedule to the Agreement.

              2.              Continuance of Agreement.  Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.  To the extent this Amendment alters, amends, or modifies the Agreement, this Amendment shall take precedence over any conflicting provisions contained in the Agreement.

              3.              Counterparts.  This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts together shall constitute but one document.

            IN WITNESS WHEREOF, the parties hereto, through their respective duly authorized officers or agents, have executed and delivered this Amendment as of the Amendment Effective Date.

OFG BANCORP (“Customer”)                                                            METAVANTE CORPORATION (“Metavante”)

By:                           /s/ Ganesh Kumar                                                 By:                            /s/ Donna DellaRocco                           .

Name                       Ganesh Kumar                                                     Name:                      Donna DellaRocco                                .

                                 (Print Name)                                                                                        (Print Name)

Title:                         10/31/2013                                                            Title:                         Contracts Manager 11/4/2013              .

Pricing Attachment for OFG Bancorp

*The information in this attachment, which consists of three pages, is intentionally omitted because confidential treatment has been requested pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Such information has been filed separately with the U.S. Securities and Exchange Commission.